EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 12, 2016, with respect to the statement of condition including the related portfolio of Investment Grade Income Trust, 20+ Year Series 68 (included in Invesco Unit Trusts, Taxable Income Series 542) as of January 12, 2016, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-206153) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
January 12, 2016